Exhibit 10.2

AGREEMENT

(Bern Noble, Ltd.)

This Agreement (“Agreement”) is effective on the date of execution by the last signatory hereto (the “Effective Date”) by and between CHINA PREMIUM LIFESTYLE ENTERPRISE, INC. (“China Premium”) and BERN NOBLE, LTD (“Bern Noble”) (China Premium and Bern Noble are collectively referred to herein as the “Parties” and individually as a “Party”).

WHEREAS, China Premium, formerly known as Xact Aid, Inc., is a Nevada corporation with its principal place of business in Hong Kong, China.

WHEREAS, Bern Noble is a Nevada corporation with its principal place of business in Los Angeles, California.

WHEREAS, on or about July 15, 2006, China Premium entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Fred De Luca, Corich Enterprises, Inc., Herbert Adamczyk and Technorient Limited (“Technorient”) whereby, among other things, China Premium was to acquire 49% of the outstanding capital stock of Technorient in exchange for securities of China Premium.

WHEREAS, the Share Exchange Agreement closed on or about September 5, 2006.

WHEREAS, Bern Noble provided consulting services to China Premium in connection with the Share Exchange Agreement and was to be compensated for said services.

IT IS HEREBY AGREED that in consideration for the consulting services rendered by Bern Noble to China Premium in connection with the Share Exchange Agreement, China Premium will issue to Bern Noble 1,210,631 shares of restricted common stock of China Premium, in eight monthly installments of 134,550 shares and a final installment of 134,231 shares.  The first monthly installment will be issued on March 1, 2010, or other date as set pursuant to agreement of the Parties.  Subsequent installments will be issued on the same day of each succeeding month as the initial installment until all such shares are issued.  Bern Noble acknowledges and agrees that the common stock will be restricted and cannot be sold or transferred without the restrictive legend for a period of six months following issuance thereof, and that it will take no action to obtain removal of the restrictive legend therefrom for a period of six months following issuance of each respective installment.  Said shares when issued shall bear the following restrictive legend:

“144 LEGEND

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW.  SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SHARES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.  EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS CERTIFICATE OR ANY INTEREST IN THE SHARES EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING AND FOLLOWING RESTRICTIONS.

AGREEMENT LEGEND

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN THAT CERTAIN AGREEMENT, EFFECTIVE MARCH 1, 2010, BY AND BETWEEN THE ISSUER AND BERN NOBLE LTD.  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS, CONDITIONS AND RESTRICTIONS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND THE COMPANY’S TRANSFER AGENT.  SUCH TERMS, CONDITIONS AND RESTRICTIONS ARE BINDING ON ANY AND ALL TRANSFEREES OF THESE SHARES.”

China Premium acknowledges and agrees that after six months has elapsed after issuance of each installment it will not interfere with the removal of the restrictive legend with respect to each respective installment of shares.

Each Party acknowledges that he has not relied upon any oral representations in entering into this Agreement and that all agreements between the Parties with respect to the subject matter hereof are set forth in writing.  This Agreement may not be changed or modified except by a writing signed by the Parties hereto.

This Agreement will be governed by and construed under the laws of the State of California without regard to conflicts of laws principles.  The Parties hereby consent to and waive all objections to the non-exclusive personal jurisdiction of, and venue in, Los Angeles County, California, for the purposes of all cases and controversies involving this Agreement and its enforcement.

The Parties shall bear their own legal fees and costs relating to the preparation of this Agreement and related documents.  In the event of any litigation arising out of this Agreement, the prevailing party shall recover from the other party the prevailing party’s reasonable attorneys’ fees, paralegals’ fees, expert witness fees, and other fees, costs, and expenses incurred in connection with such litigation through and including exhaustion of any appeals taken by any party.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same document.  Facsimiles and emails will carry the same weight and authority as original signatures.

IN WITNESS WHEREOF, the below parties have caused this Agreement to be executed as of the day and year as set forth below:

CHINA PREMIUM LIFESTYLE ENTERPRISE, INC.

/s/Herbert Adamczyk
By:	Herbert Adamczyk
Title:	Director and Chief Operating Officer
Date:	February 26, 2010

BERN NOBLE, LTD

/s/Edward W. Withrow III
By:	Edward W. Withrow III
Title:	President
Date:	February 26, 2010